UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-25909 (Commission File Number)	86-0931332 (IRS Employer Identification No.)

2240 Auto Park Way, Escondido, California (Address of Principal Executive Offices)	92029 (Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Definitive Agreement.

On July 12, 2012, in connection with the appointment of Messrs. Michael Johnson and James Gevarges, as our directors, as further described in Item 5.02 of this Current Report on Form 8-K (“Form 8-K”), we entered into a standard form of indemnification agreement (“Indemnification Agreement”) with each of them (each, an “Indemnitee”).Pursuant to and subject to the terms, conditions and limitations set forth in the Indemnification Agreement, we agreed to indemnify each Indemnitee, against any and all expenses incurred in connection with the Indemnitee’s service as our officer, director and or agent, or is or was serving at our request as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise but only if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, and in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the indemnification provided in the indemnification agreement is applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven. Additionally, the Indemnification Agreement establishes processes and procedures for indemnification claims, advancement of expenses and costs and contribution obligations.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors’ Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2012, on June 14, 2012, Flux Power Holdings, Inc. acquired 100% of the issued and outstanding capital stock of Flux Power, Inc., a California corporation (“Flux Power”), in exchange for 37,714,514 shares of our common stock (the “Reverse Acquisition”), which constituted approximately 91% of our issued and outstanding common stock after the consummation of the Reverse Acquisition. As a result of the Reverse Acquisition, we have assumed the business and operations of Flux Power.

Upon the closing of the Reverse Acquisition, Mr. Gianluca Cicogna-Mozzoni, our former Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and sole director, submitted a resignation letter pursuant to which he resigned from all offices that he held, effective immediately; and from his position as our director that was to become effective on the ten (10) days following the filing and mailing of this Information Statement to the our stockholders in accordance with the requirements of Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14f-1 promulgated thereunder (the “Effective Date”). In addition, on June 14, 2012, our Board of Directors increased the size of our Board of Directors to three directors and appointed Mr. Chris Anthony (Chairman) to fill the vacancy created by the increase in board size, effective as of the date of the Closing of the Reverse Acquisition. In addition, Messrs. Michael Johnson and James Gevarges were appointed to fill the vacancies created upon the effective resignation of Mr. Cicogna-Mozzoni and the increase in the size of the board, with such appointments and resignation to be effective on the Effective Date.

In connection with the change in majority of directors, an Information Statement was mailed on July 2, 2012, to the holders of record of our common stock at the close of business on June 29, 2012, in accordance with the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Accordingly the resignation of Mr. Cicogna-Mozzoni as our director and appointment of Messrs. Johnson and Gevarges as our directors are effective as of July 12, 2012. A copy of the Letter of Resignation from Mr. Cicogna-Mozzoni is filed hereto as Exhibit 17.1.

There are no family relationships among any of our current directors and executive officers. Except for the appointments and resignation in connection with the Reverse Acquisition, there are no arrangements or understandings between Messrs. Johnson and Gevarges and any other person pursuant to which each director was or is to be selected as a director. As described in Item 1.01 of this Form 8-K, on July 12, 2012, we entered into Indemnification Agreements with Messrs. Johnson and Gevarges, which information is incorporated herein by reference thereto.

Biographical Information

 Michael Johnson, Director. Mr. Johnson, 60, has been a director of Flux Power since it was incorporated. Mr. Johnson has been a director and the Chief Executive Officer of Esenjay Petroleum Corporation in Corpus Christi, Texas since 2002. He is an industry expert in the natural gas exploration industry and brings a wealth of management and successful company building experience to the board. Mr. Johnson currently serves on the Board of Directors at Aptera Motors. Mr. Johnson received a Bachelor of Science degree in mechanical engineering from the University of Southwestern Louisiana in 1971.

James Gevarges, Director. Mr. Gevarges, 46, has been a director of Flux Power since it was incorporated. Mr. Gevarges is the Chief Executive Officer, and a Director of Current Ways, Inc., a company he founded in 2010. Since 1991 James has also been a Director and the Chief Executive Officer of LHV Power Corporation (formerly known as HiTek Power, Corp) located in Santee, California. Mr. Gevarges is a power supply industry expert and brings an enormous amount of manufacturing and successful company management experience to the Company. Mr. Gevarges has a Bachelor of Science degree in electrical engineering from Louisiana State University.

Promoters and Certain Control Persons

The Reverse Acquisition resulted in a change of control by issuance of our securities to Mr. Gevarges and Esenjay Investments, LLC:

·	Esenjay Investments, LLC. Esenjay Investment, LLC is one of our major stockholders which beneficially owns approximately 49% of our common stock on the completion of the Reverse Acquisition. Mr. Michael Johnson, our director, is the director and member of this entity.

·	James Gevarges. Mr. Gevarges, our director as of the Effective Date, is one of our major shareholders who beneficially owns approximately 15% of our common stock on the completion of the Reverse Acquisition.

In connection with the Reverse Acquisition, Mr. Gevarges and Esenjay Investments LLC each agreed not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of our common stock or securities convertible into or exercisable or exchangeable into our common stock beneficially owned by such stockholder, for a period of eighteen (18) months from the closing date of the Reverse Acquisition, except during the period after the first anniversary of the closing date and a period of six (6) months thereafter, in such an amount which constitutes less than three percent (3%) in the aggregate of such stockholder’s beneficial ownership of our common stock per month.

Related Transaction with Flux Power

On May 25, 2010, Flux Power entered into a $400,000 Revolving Promissory Note for Inventory Funding (the “Inventory Funding Note”) with our stockholder Esenjay Investments, LLC (“Esenjay”), which matured in May 2012. Esenjay is owned by Mr. Michael Johnson. The Inventory Funding Note bore interest at 8% per annum and provides for advances to be used for inventory purchases. In August 2011, Flux Power amended the Inventory Funding Note so that it may be converted into Flux Power’s shares of common stock at a conversion price to be determined at our next round of financing. The Inventory Funding Note is secured by Flux Power’s general assets.

On May 25, 2010, Flux Power entered into a $1,000,000 Revolving Promissory Note for Operating Capital (the “Operating Capital Note”) with Esenjay. The Operating Capital Note matures as of the closing of our next round of financing but no later than May 30, 2012. The Operating Capital Note bore interest at 8% and provides for advances for operating expenses. In August 2011, Flux Power amended the Operating Capital Note so that it may be converted into Flux Power’s shares of common stock at a conversion price to be determined at its next round of financing. The Operating Capital Note is secured by Flux Power’s general assets.

On September 27, 2011, Flux Power entered into a $150,000 Bridge Loan Promissory Note (the “Bridge Note”) with Esenjay. The Bridge Note matured on May 30, 2012. The Bridge Note does not bear interest and provides that the principal amount may be converted into Flux Power’s shares of common stock at a conversion price to be determined at its next round of financing. On November 15, 2011, Flux Power amended the Bridge Note to include a stated annual interest rate of 8%.

On December 15, 2011, Esenjay agreed to convert the Inventory Funding Note, Operating Capital Note and the Bridge Note and the accrued interest in the aggregate amount of $1,264,228 for 1,264,228 shares of Flux Power’s common stock. Accordingly, the Inventory Funding Note, Operating Capital Note and the Bridge Note are no longer outstanding.

On October 1, 2011, Flux Power entered into a $1,000,000 Secondary Revolving Promissory Note for Operating Capital (the “Secondary Operating Capital Note”) with Esenjay. The Secondary Operating Capital Note matures on September 30, 2013. The Secondary Operating Capital Note bears interest at 8% and provides for advances for operating expenses. As of March 31, 2012, Flux Power has drawn down $500,000 on the Secondary Revolving Promissory Note and $500,000 is available. As of June 14, 2012, Flux Power has drawn down $600,000 on the Secondary Revolving Promissory Note and $400,000 is available.

On March 7, 2012, Flux Power entered into a $250,000 Bridge Loan (“Secondary Bridge Note”) with Esenjay. The Secondary Bridge Note matures on March 7, 2014. The Secondary Bridge Note bears interest at 8%.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
17.1	Letter of Resignation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.,
A Nevada Corporation

Dated: July 13, 2012	/s/ Craig Miller
Craig Miller, Corporate Secretary